Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Rasmus van der Colff	Alex Andrianopoulos
Guidance Software, Inc.	Guidance Software, Inc.
626-768-4607	626-229-9191
investorrelations@guidancesoftware.com	newsroom@guidancesoftware.com

GUIDANCE SOFTWARE REPORTS 2012 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

•	Q4 2012: Record non-GAAP revenue of $36.7 million, up $6.8 million, or 23% year-over-year, and non-GAAP EPS of $0.17 per share

•	Full year 2012: Record non-GAAP revenue of $130.9 million and non-GAAP EPS of $0.40 per share

•	Record number of new EnCase® Enterprise customers: 129 in Q4, 358 in 2012

•	Initiates 2013 financial outlook and outlines plans for double-digit to low teens growth

PASADENA, Calif. – February 7, 2013 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the fourth quarter and year ended December 31, 2012.

Fourth quarter 2012 financial highlights:

•	GAAP revenue of $36.2 million and non-GAAP revenue of $36.7 million, compared to GAAP and non-GAAP revenue of $29.9 million in the fourth quarter of 2011

•	GAAP SaaS revenues of $2.5 million and non-GAAP SaaS revenue of $2.8 million

•	Product revenue of $16.2 million, compared to $16.8 million in the fourth quarter of 2011

•	Services and maintenance revenue of $17.6 million, an increase of $4.5 million, or 34 percent, from $13.1 million in the fourth quarter of 2011

•	GAAP net income of $1.9 million, or $0.07 per share, compared to a GAAP net income of $2.3 million, or $0.09 per share, in the fourth quarter of 2011

On a non-GAAP basis, which excludes share-based compensation, acquisition-related expense and amortization of intangibles, the company reported pre-tax net income of $4.5 million, or $0.17 per share, in the fourth quarter of 2012, compared to non-GAAP pre-tax net income of $3.9 million, or $0.16 per diluted share, in the fourth quarter of 2011.

Guidance Software President and Chief Executive Officer Victor Limongelli said, “The fourth quarter was our best quarter ever, with both record revenue and record earnings. We continued to execute on our ‘EnCase Everywhere’ strategy by adding an all-time high number of 129 new EnCase® Enterprise customers during the fourth quarter and 358 customers for the full year. Our strong performance was further bolstered by the addition of 20 new EnCase® Cybersecurity customers in the fourth quarter.

Over the coming year, we are planning to launch an entirely new product on the EnCase® Enterprise platform. This new product will be targeted at the IT Security market and will be unveiled at our CEIC conference in May. With this new offering and continued expansion of the capabilities of our existing products, we will make additional investments in sales, marketing and R&D to position Guidance for long-term growth.”

Limongelli concluded, “Guidance Software is poised for a strong 2013. As we continue to invest in our product pipeline and the growth of the Company, we will remain focused on delivering value to both our customers and shareholders.”

Fourth Quarter 2012 Highlights and Noteworthy Events

•

The company celebrated its 15th anniversary this past November. Since its founding, the company has grown to become a market leader and global standard for digital investigations, with over 500 employees, as well as offices around the world. The company will culminate its anniversary celebration at its annual Computer and Enterprise Investigations Conference (CEIC) scheduled to be held May 19-22, 2013 in Orlando, Florida.

•

In the fourth quarter, the company added 129 new EnCase® Enterprise customers and 32 new customers of EnCase® eDiscovery or EnCase® Cybersecurity, which are built on the EnCase® Enterprise platform. For the full year 2012, the company added 358 EnCase® Enterprise customers, compared to 285 for full year 2011.

•	In December 2012, the company debuted its fastest forensic bridge for forensic imaging in both lab and field environments.

•

During the fourth quarter, the company also announced the release of EnCase® Portable Version 4, the simplest to use and most powerful field investigation tool available for digital investigation teams. EnCase® Portable allows for complete forensic triage and data collection in the field for both seasoned forensic professionals and non-technical personnel. It is compatible with EnCase® Forensic Version 7.05.

•

In early January 2013, the company announced the appointment of Vincent Schiavo as its Senior Vice President of Worldwide Sales. A veteran of the software industry, Schiavo is responsible for generating revenue growth across all Guidance Software sales channels and markets worldwide.

2013 Financial Outlook:

The company is initiating its guidance for the year ended December 31, 2013, as follows:

•	Revenue is expected to be in the range of $144 million to $148 million, representing year-over-year growth of 10% to 13%

•

The company will expand sales capacity both internally and in the field, as well as invest in additional marketing initiatives to better address the sales opportunity and customer demand for both our EnCase® eDiscovery and EnCase® Cybersecurity offerings

•	Non-GAAP pre-tax earnings are expected to be approximately $0.25 to $0.30 per share

Conference Call Information:

The company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (855) 859-2056, passcode 83012081, available from 8:00 pm eastern time, February 7, 2013, through midnight eastern time, February 14, 2013.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® platform, with more than 40,000 licenses distributed worldwide, provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to e-discovery requests, conducting internal investigations, responding to regulatory inquiries, or performing data and compliance auditing - all while maintaining the integrity of the data. The EnCase Enterprise platform is used by numerous federal, civilian and defense agencies, more than 65 of the Fortune 100, and thousands attend Guidance Software’s renowned training programs annually. For more information about Guidance Software, visit www.guidancesoftware.com.

EnCase®, EnScript®, FastBloc®, EnCE®, EnCEP®, CaseCentral®, CaseCentral eDiscovery Cloud® Guidance Software™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other trademarks and copyrights referenced in this press release are the property of their respective owners.

Notes to Unaudited Condensed Consolidated Statements of Operations:

Guidance Software reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, we present in this release total non-GAAP revenue, gross profit, operating expenses, operating income (loss) and net income (loss), as well as non-GAAP net income (loss) per share. Total non-GAAP revenue consists of GAAP revenue as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back the acquisition-related deferred revenue adjustment and stock-based compensation expense booked for GAAP purposes. Non-GAAP operating income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes amortization of intangibles, acquisition-related expenses, share-based compensation expense, and a one-time state sales tax charge. Non-GAAP net income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes amortization of intangibles, acquisition-related expenses, share-based compensation expense, and a one-time state sales tax charge.

Non-GAAP net income (loss) also excludes the tax provision.

We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income (loss) per share calculated in accordance with GAAP.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Acquisition-related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Guidance Software adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Guidance Software operations and facilitates comparisons of pre-merger results of legacy Guidance Software and CaseCentral to that of the Company’s post-merger results.

Acquisition-related Expenses. Acquisition-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions. Guidance Software excludes acquisition-related expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods.

Amortization of Intangibles. Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions. Guidance Software excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Guidance Software excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

State Sales Tax One-time Charge. The sales tax one-time charge is expenses accrued for sales taxes that may be due to a taxing authority. Guidance Software excludes the sales tax charge from non-GAAP operating income and non-GAAP net income because it believes the amount of the expense in the specific period it occurred is a one-time charge and does not directly correlate to the underlying performance of Guidance Software’s business operations.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that the Guidance Software’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues:
Product revenue	$16,171	$16,787	$56,116	$52,345
Subscription revenue	2,486	—	9,202	—
Services and maintenance revenue	17,585	13,088	64,152	52,256

Total revenues	36,242	29,875	129,470	104,601

Cost of revenues:
Cost of product revenue	2,188	1,624	7,982	5,973
Cost of subscription revenue	872	—	3,722	—
Cost of services and maintenance revenue	6,646	5,196	24,733	22,453

Total cost of revenues	9,706	6,820	36,437	28,426

Gross profit	26,536	23,055	93,033	76,175

Operating expenses:
Selling and marketing	11,937	10,386	42,278	36,992
Research and development	6,652	4,671	24,459	18,882
General and administrative	4,560	4,244	21,224	15,096
State sales tax charges	—	—	—	1,336
Depreciation and amortization	1,524	1,543	6,859	5,424

Total operating expenses	24,673	20,844	94,820	77,730

Operating income (loss)	1,863	2,211	(1,787)	(1,555)
Interest income and other, net	2	25	(8)	64

Income (loss) before income taxes	1,865	2,236	(1,795)	(1,491)
Income tax provision	(43)	(21)	188	158

Net income (loss)	$1,908	$2,257	$(1,983)	$(1,649)

Net income (loss) per share - basic	$0.08	$0.10	$(0.08)	$(0.07)

Net income (loss) per share - diluted	$0.07	$0.09	$(0.08)	$(0.07)

Shares used in per share calculation - basic	25,168	23,361	24,577	23,252

Shares used in per share calculation - diluted	26,864	24,265	24,577	23,252

Supplemental Financial Data
Non-GAAP income before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation, amortization of intangibles and certain state sales tax charges	$4,478	$3,903	$10,525	$6,881

Non-GAAP income per share before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation, amortization of intangibles and certain state sales tax charges

Basic	$0.18	$0.17	$0.43	$0.29

Diluted	$0.17	$0.16	$0.40	$0.27

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Calculation of pre-tax non-GAAP income:
GAAP net income (loss)	$1,908	$2,257	$(1,983)	$(1,649)
Add:
Income tax (benefit) provision	(43)	(21)	188	158
Certain state sales tax charges	—	—	—	1,336
Acquisition-related expense	141	—	2,561	—
Acquisition-related deferred revenue adjustment	417	—	1,465	—
Amortization of intangibles	429	500	2,443	1,304
Share-based compensation expense (including related payroll taxes paid by the Company)	1,626	1,167	5,851	5,532

Non-GAAP income before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation, amortization of intangibles and certain state sales tax charges	$4,478	$3,903	$10,525	$6,681

Non-GAAP income per share before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation, amortization of intangibles and certain state sales tax charges

Basic	$0.18	$0.17	$0.43	$0.29

Diluted	$0.17	$0.16	$0.40	$0.27

Shares used in per share calculations:
Basic	25,168	23,361	24,577	23,252

Diluted	26,864	24,265	26,186	24,432

Detail of Share-based Compensation Expense:
Cost of product revenue	29	21	101	82
Cost of subscription revenue	34	—	142	—
Cost of service and maintenance revenue	306	200	1,041	898
Selling and marketing	422	308	1,639	1,613
Research and development	438	266	1,428	1,373
General and administrative	397	372	1,500	1,566

Total share-based compensation expense	1,626	1,167	5,851	5,532

Detail of Acquisition-related Expense:
General and administrative	141	—	2,561	—

Detail of Acquisition-related Deferred Revenue Adjustment:
Subscription revenue	315	—	1,118	—
Services and maintenance revenue	102	—	347	—

Total acquisition-related deferred revenue adjustment	417	—	1,465	—

Guidance Software, Inc

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Total revenues, as reported	$36,242	$29,875	$129,470	$104,601
Acquisition-related deferred revenue adjustment	417	—	1,465	—

Total non-GAAP revenues	$36,659	$29,875	$130,935	$104,601

Gross profit, as reported	$26,536	$23,055	$93,033	$76,175
Acquisition-related deferred revenue adjustment	417	—	1,465	—
Share-based compensation	369	221	1,284	980

Gross profit adjustment	786	221	2,749	980

Total non-GAAP gross profit	27,322	$23,276	$95,782	$77,155

Total operating expenses, as reported	$24,673	$20,844	$94,820	$77,730
Amortization of intangibles	(430)	(500)	(2,443)	(1,304)
Acquisition-related expenses	(140)	—	(2,560)	—
Share-based compensation	(1,257)	(946)	(4,567)	(4,552)
State sales tax one-time charge	—	—	—	(1,336)

Operating expense adjustment	(1,827)	(1,446)	(9,570)	(7,192)

Total non-GAAP operating expenses	$22,846	$19,398	$85,250	$70,538

Operating income (loss), as reported	$1,863	$2,211	$(1,787)	$(1,555)
Gross profit adjustment	786	221	2,749	980
Operating expense adjustment	1,827	1,446	9,570	7,192

Total non-GAAP operating income (loss)	$4,476	$3,878	$10,532	$6,617

Net income (loss), as reported	$1,908	$2,257	$(1,983)	$(1,649)
Gross profit adjustment	786	221	2,749	980
Operating expense adjustment	1,827	1,446	9,570	7,192
Income tax provision	(43)	(21)	188	158

Total non-GAAP net income (loss)	$4,478	$3,903	$10,524	$6,681

Net income (loss) per share-diluted, as reported	$0.07	$0.09	$(0.08)	$(0.07)

Non-GAAP net income (loss) per share-diluted	$0.17	$0.16	$0.40	$0.27

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$32,606	$37,048
Trade receivables, net	23,558	19,505
Inventory	2,008	1,394
Prepaid expenses and other current assets	3,106	2,209

Total current assets	61,278	60,156

Long-term assets:
Property and equipment, net	10,227	9,273
Intangible assets, net	12,411	3,754
Goodwill, net	14,632	3,711
Other assets	2,026	434

Total long-term assets	39,296	17,172

Total assets	$100,574	$77,328

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,058	$2,895
Accrued liabilities	12,929	9,774
Capital lease obligations	393	58
Deferred revenues	37,337	33,630

Total current liabilities	53,717	46,357

Long-term liabilities:
Rent incentives	730	498
Capital lease obligations	181	55
Deferred revenues	6,115	5,952
Contingent earn-out, net of current portion	569	—
Deferred tax liabilities	242	155

Total long-term liabilities	7,837	6,660

Stockholders’ equity:
Common stock	25	23
Additional paid-in capital	93,037	74,297
Treasury stock	(8,644)	(6,594)
Accumulated deficit	(45,398)	(43,415)

Total stockholders’ equity	39,020	24,311

Total liabilities and stockholders’ equity	$100,574	$77,328

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Twelve Months Ended December 31,
	2012	2011
Operating Activities:
Net loss	$(1,983)	$(1,649)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation & amortization	6,859	5,424
Benefit for doubtful accounts	(47)	—
Share-based compensation	5,851	5,532
Deferred taxes	86	94
Loss on disposal of assets	85	—
Changes in operating assets and liabilities:
Trade receivables	(933)	(3,161)
Inventory	(614)	(407)
Prepaid expenses and other assets	131	(275)
Accounts payable	(285)	402
Accrued liabilities	(326)	1,795
Deferred revenues	570	5,967

Net cash provided by operating activities	9,394	13,722

Investing Activities:
Purchase of property and equipment	(4,022)	(2,116)
Acquisition, net of cash acquired	(9,642)	—

Net cash used in investing activities	(13,664)	(2,116)

Financing Activities:
Proceeds from the exercise of stock options	3,393	454
Common stock repurchased or withheld	(2,050)	(2,555)
Principal payments on capital lease and other obligations	(1,515)	(78)

Net cash used in financing activities	(172)	(2,179)

Net (decrease) increase in cash and cash equivalents	(4,442)	9,427
Cash and cash equivalents, beginning of period	37,048	27,621

Cash and cash equivalents, end of period	$32,606	$37,048